UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 6, 2006 (August 30, 2006)

Commission file number: 001-7940

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0466193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

808 Travis Street, Suite 1320

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (713) 780-9494

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On August 30, 2006, Goodrich Petroleum Corporation (the “Company”) entered into a third amendment to its Amended and Restated Credit Agreement and a third amendment to its Second Lien Term Loan Agreement. The amendment to the Amended and Restated Credit Agreement increased the borrowing base from $105.0 million to $150.0 million. The amendment to the Second Lien Term Loan Agreement increased the size of the facility from $30.0 million to $50.0 million. All other material terms remain the same under both agreements.

The foregoing description of the terms of these amendments are qualified in their entirety to the amendments, which are filed hereto as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 31, 2006, the Company issued a press release announcing its entry into the amendments as described above in Item 1.01 and is furnishing the press release as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement between Goodrich Petroleum Company, L.L.C. and BNP Paribas and Certain Lenders, dated as of August 30, 2006.

10.2	Third Amendment to Second Lien Term Loan Agreement among Goodrich Petroleum Company, L.L.C. and BNP Paribas and Certain Lenders, dated as of August 30, 2006.

99.1	Press Release issued August 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
(Registrant)

By:	/s/ David R. Looney
David R. Looney
Executive Vice President &
Chief Financial Officer

Dated: September 6, 2006